Exhibit 14(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Fidelity Investment Trust of our report dated December 14, 2020, relating to the financial statements and financial highlights, which appear in Fidelity Emerging Markets Fund’s Annual Report on Form N-CSR for the year ended October 31, 2020. We also consent to the references to us under the headings “Additional Information About the Funds”, “Experts” and “Representations and warranties of the acquiring fund” in such Registration Statement, and to the references to us under the headings “Financial Highlights”, in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information dated December 30, 2020 for Fidelity Emerging Markets Fund, which are also incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 12, 2021